Exhibit 99.1

Anthera Pharmaceuticals Announces Personnel Changes

HAYWARD, Calif., June 12, 2013— Anthera Pharmaceuticals, Inc. (Nasdaq: ANTH) today announced the appointment of May Liu as its Senior Vice President, Finance and Administration.  In this position, Ms. Liu will oversee the finance, investor relations and general administration functions of Anthera in addition to her role as Principal Accounting Officer.  “Since the early days of Anthera, Ms. Liu has done an extraordinary job heading up the finance function of Anthera including leading the company through its Initial Public Offering and subsequent fund raising efforts. Ms. Liu has been responsible for the company’s planning, accounting and financial reporting functions, and oversees the finance team supporting the R&D and G&A functions.  With 14 years of combined public accounting and industry experience focusing in life science, we know Ms. Liu will continue to be the driving force behind our finance function and look forward to her excelling in her new role,” said Paul F. Truex, President and Chief Executive Officer of Anthera.

Ms. Liu has served as the Company’s Vice President, Finance since January 2011.  Prior to that, she served as Anthera’s Corporate Controller since October 2007.  Ms. Liu joined the Company as Director of Finance in April 2007.  Prior to that, Ms. Liu served as SEC Reporting and Technical Accounting Manager at Renovis, Inc., a clinical-stage pharmaceutical company, from October 2005 to March 2007.  Ms. Liu has been a Certified Public Accountant since 2007 and was a part of the audit and assurance practice of Ernst & Young, LLP. from 2000 to 2005, focusing primarily in the life science industry.  Ms. Liu holds a B.S. in business administration with a concentration in accounting from San Francisco State University.

Effective June 30th, 2013 Anthera’s Chief Business Officer and Chief Financial Officer, Christopher Lowe will leave the company to pursue entrepreneurial opportunities.  “The Board and management of Anthera would like to thank Chris for his years of dedicated service.  Chris’s financial leadership and experience have been instrumental in providing funding for Anthera’s development programs.  As a result of his efforts we are now well positioned to accomplish our goals with blisibimod over the coming years.  Chris joined us before we became a publicly traded company and was a key part of Anthera’s Initial Public Offering, several follow on offerings, and recent debt financings.  We greatly appreciate Chris’s efforts and wish him all the best in his future endeavors,” said Paul F. Truex. “The Audit Committee of our Board of Directors will continue to provide independent financial oversight.”

About Anthera Pharmaceuticals

Anthera Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products to treat serious diseases associated with inflammation and autoimmune diseases.

Safe Harbor Statement

Any statements contained in this press release that refer to future events or other non-historical matters, including statements that are preceded by, followed by, or that include such words as “estimate,” “intend,” “anticipate,” “believe,” “plan,” “goal,” “expect,” “project,” or similar statements, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s expectations with respect to its proposed offering, including its intention to offer and sell shares, its intention to grant the underwriters an option to purchase additional shares and its intended use of proceeds from the offering.  Such statements are based on the Company’s expectations as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including but not limited to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as those set forth in the Company’s public filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.  The Company disclaims any intent or obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

CONTACT: Dennis Lutz of Anthera Pharmaceuticals, Inc., dlutz@anthera.com or 510-856-5598.